Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of EpicQuest Education Group International Limited (the “Company”), does hereby certify, to such officer’s knowledge, that the Annual Report on Form 20-F for the year ended September 30, 2025 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

EPICQUEST EDUCATION GROUP INTERNATIONAL LIMITED

January 28, 2026	By:	/s/ Zhang Jianbo
		Name:	Zhang Jianbo
		Title:	Chief Executive Officer
(Principal Executive Officer)

January 28, 2026	By:	/s/ Zhenyu Wu
		Name:	Zhenyu Wu
		Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)